UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2017

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Team Youn Bio Medicine International Corp. Limited Flat/Rm 1006 10/F Hang Seng Tsim Sha Tsui Bldg 18 Carnarvon Road, Tsim Sha TsuiI, KL, Hong Kong
(Address of principal executive offices)

+8613691884662

Registrant’s telephone number, including area code

8755 Ash Street, Suite 1, Vancouver, BC Canada V6P 6T3 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

We have made statements in this report that constitute forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 5.01 Changes in Control of Registrant

On August 31, 2017, Hassan Salari, Francine Salari, Julian Salari, Fredrick Salari, (the “Shares”), representing approximately 76.04%, of the outstanding common stock of Eternity Healthcare Inc., a Nevada corporation (the “Company”), sold the Shares to Team Youn Bio Medecine International Corp. Limited, a China based company (“Team Youn”), for a total purchase price of $275,000 pursuant to a Common Stock Purchase Agreement dated July 26 , 2017 (the “Stock Purchase Agreement”). Contemporaneously with the sale of the Shares, the Company sold to Hassan Salari all of the outstanding shares of its wholly-owned subsidiary, Eternity Healthcare Inc. (British Columbia), and assigned to Hassan Salari certain intellectual property and technology owned by the Company related to the development, testing and manufacture of the Company’s medical device needle free injection technology, together with all “know-how” and other proprietary rights of the Company related thereto (the “IP Rights”) for a total purchase price of $CDN100,000 (equivalent to $USD80,000) pursuant to a Common Stock Purchase Agreement dated August 23, 2017. Payment of the purchase price for the shares of the subsidiary and the IP Rights was made by crediting an equal amount against the $CDN1,163,966 indebtedness owed to Hassan Salari by the Company for advances made to pay operating expenses. The Company’s remaining $CDN1,063,966 of indebtedness to Hassan Salari was assigned to Team Youn pursuant to a Loan Sale and Purchase Agreement dated August 23, 2017.

The source of funds used by Team Youn for the stock purchase pursuant to the Stock Purchase Agreement was working capital.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On August 31, 2017, in conjunction with the closing of the sale of the Shares to Team Youn, the Company’s then Board of Directors elected Weitao Wang as a director, President, Chief Executive Officer and Chief Financial Officer, of the Company, effective upon the closing, and Hassan Salari resigned as a director of the Company and as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective at the closing.

Weitao Wang, age 32, has served as an Executive Assistant, Technical Support Director, for Team Youn Bio. Medecine International Corp. Limited since October 2016, where he was responsible for budgeting and assisting senior executive. From November 2012 to December 2015 he was employed as manager of the SW Group Pty Ltd., where he was responsible for network systems operations and maintenance, promoting sale of properties and assisting in operational analysis and expense budgeting. From November 2011 until October 2012 he was Executive Assistant of Clarion International Hotel of Sydney, where he was responsible for network system operations and maintenance, as well as cash and credit transactions recording and processing. Mr. Wang received a Master’s degree in Information Technology from the University of Wollongong in 2011 and a Bachelor’s degree (with a major in Network Design and Management) from the University of Wollongong in 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

/s/ Weitao Wang
Weitao Wang
President and Chief Executive Officer

Date: September 5, 2017

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